 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

____________________

Date of report (Date of earliest event reported): May 16, 2018

Amyris, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34885	55-0856151
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5885 Hollis Street, Suite 100, Emeryville, CA	94608
(Address of principal executive offices)	(Zip Code)

(510) 450-0761
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 16, 2018, Amyris, Inc. (the “Company”) appointed Anthony Hughes as its Chief Accounting Officer, reporting to the Company’s Chief Financial Officer.

Mr. Hughes, 53, has served as Senior Vice President, Chief Accounting Officer of ServiceSource International, Inc., a publicly-traded provider of outsourced, performance-based business solutions, since May 2015, and previously served as the Vice President, Corporate Controller of CRC Health Group, a provider of behavioral health care services, from January 2013 to May 2015. Mr. Hughes holds Bachelor of Science and Master of Science degrees in Accounting from the University of North Texas.

Pursuant to an offer letter entered into between the Company and Mr. Hughes on May 16, 2018 (the “Offer Letter”), Mr. Hughes is expected to commence employment with the Company on June 4, 2018. The Offer Letter provides for an initial annual base salary for Mr. Hughes in the amount of $295,000. Mr. Hughes will also be eligible to receive an annual performance-based cash bonus, with an initial target bonus of $118,000, subject to the achievement of performance objectives. In connection with his appointment, the Company agreed to grant Mr. Hughes a stock option award and a restricted stock unit (“RSU”) award under the Company’s 2010 Equity Incentive Plan, consisting of: (i) a non-qualified stock option to purchase 24,375 shares of the Company’s common stock (vesting over four years, with 25% of the shares subject to the option vesting upon completion by Mr. Hughes of his twelfth month of employment with the Company and the remainder vesting over the following three years in 36 equal monthly installments) at an exercise price equal to the fair market value of the Company’s common stock on the date of grant; and (ii) an award of 55,875 RSUs, which would vest over three years in equal annual installments, in each case subject to continued service with the Company through the applicable vesting date.

Mr. Hughes will be eligible to participate in the Company’s compensation and benefits programs for employees on the same basis as other eligible employees, including health insurance; vacation, holidays and sick days; life insurance; disability insurance; and a Section 401(k) plan with an employer matching contribution.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYRIS, INC.

Date: May 22, 2018	By:	/s/ Nicole Kelsey
Nicole Kelsey
General Counsel and Secretary